Exhibit 10.23








                              UNIVERSAL CORPORATION

                NON-EMPLOYEE DIRECTOR RESTRICTED STOCK AGREEMENT


         THIS AGREEMENT, dated this 29th day of October, 1997, between Universal Corporation, a Virginia corporation (the "Company") and Charles H. Foster, Jr. (the "Director"), is made pursuant and subject to the provisions of the Company's 1997 Executive Stock Plan, which is incorporated herein by reference, and any future amendments thereto (the "Plan") and the Company's Restricted Stock Plan for Non-Employee Directors (the "Restricted Stock Plan"). All terms used herein that are defined in the Plan shall have the same meanings given them in the Plan.

          1. Award of Restricted Stock. Pursuant to the Plan and the Restricted Stock Plan, the Company on this date awards to the Director, subject to the terms and conditions set forth herein, 700 shares of Restricted Stock. Such number of shares of Restricted Stock shall be proportionately adjusted for any increase or decrease in the total number of shares of Common Stock outstanding resulting from a subdivision or consolidation of shares or the payment of a dividend entirely in shares of Common Stock, a stock split-up or any other increase or decrease in the number of shares of Common Stock outstanding without the receipt by the Company of cash, property, or labor or services. Of the 700 shares of Restricted Stock awarded hereunder, 400 shares are awarded under, and subject to the terms and conditions of the Restricted Stock Plan (the "Restricted Stock Plan Award"), and 300 shares are awarded under, and subject to the terms and conditions of the Plan (the "Plan Award").

          2. Terms and Conditions. This award of Restricted Stock is subject to the following terms and conditions:

                   A. Restricted Period. This award of Restricted Stock shall be subject to the restrictions set forth herein for a period (the "Restricted Period") commencing on the date of this Agreement and ending with the earliest of the following events:

                            (1)     the  Director  retires  from  the  Board  in
                                    compliance   with  the  Board's   retirement
                                    policy as then in effect;

                            (2)     the   Director's   service   on  the   Board
                                    terminates   as  a  result   of  not   being
                                    nominated for reelection by the Board (other than at the Director's request);

                            (3) the Director's service on the Board terminates because the Director, although nominated for reelection by the Board, is not reelected by the Company's shareholders;

                            (4) the Director becomes Disabled (as defined below);

                            (5)     the Director dies; or

                            (6)     the occurrence of a Change of Control.

                            A  Director  shall  be  deemed   "Disabled"  if  the
Director is unable to perform his or her customary duties on the Board for a period of six months or longer due to bodily injury or disease.

                   B. Forfeiture of Restricted Stock. If the date ("Termination Date") a Director's service on the Board terminates is before the end of the Restricted Period, the Director shall forfeit and return to the Company the shares of Restricted Stock awarded hereunder.

                   C. Restrictions. The shares of Restricted Stock awarded hereunder and any stock distributions with respect to such Restricted Stock shall be subject to the following restrictions during the Restricted Period:

                            (1) the Restricted Stock shall be subject to forfeiture as provided herein;

                            (2) the Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, and neither the right to receive the Restricted Stock nor any interest hereunder may be assigned by the Director, and any attempted assignment shall be void;

                            (3) A certificate representing the shares of Restricted Stock awarded hereunder shall be held in escrow by the Company and shall, in the Company's sole discretion, bear an appropriate restrictive legend and be subject to appropriate "stop transfer"
                                    orders. To facilitate the escrow of the shares of Restricted Stock awarded hereunder with the Company, the Director shall deliver herewith the Stock Power attached hereto as
                                    Exhibit I executed in blank by the Director and dated as of the date hereof;

                            (4) Any additional stock or other securities or property that may be issued or distributed with respect to the Restricted Stock awarded hereunder as a result of any stock dividend, stock split, business combination or other event shall be subject to the restrictions and other terms and conditions set forth in this Agreement; and

                            (5) The Director shall not be entitled to receive any shares of the Restricted Stock awarded hereunder prior to the completion of any registration or qualification of the Restricted Stock under any federal or state law, or the receipt thereof may be subject to such restrictions to insure compliance with the same as the Company, in its sole discretion, determines to be necessary or advisable.

                   D. Receipt of Common Stock. If the Director's Termination Date is at or after the end of the Restricted Period, the Director shall receive the number of shares of restricted Common Stock awarded hereunder, free and clear of the restrictions set forth in this Agreement, except for any restrictions necessary to comply with federal and state securities laws. Certificates representing such shares shall be released to the Director as promptly as practical following the Director's becoming entitled to receive such shares.

                   E. Shareholder Rights. Upon issuance of a certificate representing the shares of Restricted Stock awarded hereunder, the Director shall, subject to the restrictions set forth herein, have all rights of a shareholder with respect to such shares of Restricted Stock, including the right to vote such shares and the right to receive cash dividends and other distributions thereon.

                   F. Tax Withholding. The Director shall pay to the Company in cash (or provide for the payment of) the full amount of all federal and state income and employment taxes required to be withheld by the Company in respect to the inclusion in the taxable income of the Director of any amount with respect to the shares of Restricted Stock awarded hereunder.

          3. No Right to Renomination. Nothing in this Agreement shall confer upon the Director any right to be renominated to the Board.

          4. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive law of the Commonwealth of Virginia, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

          5. Investment Representation. The Director agrees that unless such shares previously have been registered under the Securities Act of 1933, (i) any shares of Restricted Stock awarded hereunder will be acquired for investment and not with a view to distribution or resale and (ii) until such registration, certificates representing such shares may bear an appropriate legend to assure compliance with such Act. This investment representation shall terminate when such shares have been registered under the Securities Act of 1933 or the requirements of such Act have otherwise been satisfied.

          6. Director Bound by Plan. The Director hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

          7. Conflicts. With respect to the Restricted Stock Plan Award, in the event of any conflict between the provisions of the Restricted Stock Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Restricted Stock Plan shall govern. With respect to the Plan Award, in the event of any conflict between the provisions of the Plan as in effect on the date hereof and the provisions of this Agreement, the provisions of the Plan shall govern. All references herein to the Plan shall mean the Plan as in effect on the date hereof, and all references herein to the Restricted Stock Plan shall mean the Restricted Stock Plan as in effect on the date hereof.

          8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Director and the successors of the Company.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by a duly authorized officer, and the Director has affixed his or her signature hereto.



UNIVERSAL CORPORATION                             DIRECTOR



By:      _________________________                ______________________________
Title:   _________________________





0380093.04

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                                                                       EXHIBIT I


                                   STOCK POWER


         FOR VALUE RECEIVED, pursuant to a certain Restricted Stock Agreement between Universal Corporation and the undersigned dated ___________________ __, 19__, I hereby sell, assign and transfer unto Universal Corporation all shares of the restricted Common Stock of Universal Corporation awarded to me on this date and in the future under said Agreement and do hereby irrevocably constitute and appoint _____________________________________ as my attorney-in-fact to transfer the said shares of stock on the books of Universal Corporation with full power of substitution in the premises.



         Dated ______________ __, 19__.



                                           ------------------------------------
                                           Director


0380093.04